EXHIBIT 4.21

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS DEBENTURE IS SUBORDINATED TO THE PAYMENT IN LIQUIDATION OF SENIOR DEBT (HEREINAFTER DEFINED) TO THE EXTENT SET FORTH HEREIN.

ORIGINAL ISSUE DATE:  FEBRUARY ___, 2005
ORIGINAL CONVERSION PRICE (SUBJECT TO ADJUSTMENT HEREIN): $4.07

                                                                $_______________


                            7% CONVERTIBLE DEBENTURE
                             DUE FEBRUARY ___, 2009

     THIS DEBENTURE is one of a series of duly authorized and issued 7% Convertible Debentures of Access Integrated Technologies, Inc., a Delaware corporation, having a principal place of business at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 (the "COMPANY"), designated as its 7% Convertible Debenture, due February ___, 2009 (the "DEBENTURE(S)").

     FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the "HOLDER"), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ by February __, 2009 , or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture shall be subordinate and junior in right of payment in liquidation to the Company's two outstanding secured promissory notes, each in the principal amount of $1,500,000 and each dated November 14, 2003 (collectively, the "SENIOR Debt"). This Debenture is subject to the following additional provisions:

     SECTION 1. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

          "ACQUISITION REDEMPTION" shall have the meaning set forth in Section 6(c).

          "ACQUISITION REDEMPTION AMOUNT" shall mean the sum of (i) 115% of the principal amount of the Debenture to be redeemed pursuant to an Acquisition Redemption, (ii) accrued but unpaid interest on such amount and (iii) all liquidated damages and other amounts due in respect of the Debenture on such amount.

          "ACQUISITION  REDEMPTION  NOTICE"  shall have the meaning set forth in
     Section 6(c).

          "ACQUISITION REDEMPTION NOTICE DATE" shall have the meaning set forth in Section 6(c).

          "ACQUISITION REDEMPTION WARRANTS" means warrants to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock issuable upon the conversion of all of the principal amount of the Debenture then subject to an Acquisition Redemption, exercisable beginning immediately following the date of issuance thereof, with an exercise price equal to the average of the five consecutive Closing Prices immediately preceding the Acquisition Redemption Date and a term of exercise equal to five years from such initial exercise date, otherwise in the form of the Warrants.

          "ALTERNATE CONSIDERATION" shall have the meaning set forth in Section 5(d).

          "BASE CONVERSION PRICE" shall have the meaning set forth in Section 5(b).

          "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or New Jersey are authorized or required by law or other government action to close.

          "BUY-IN" shall have the meaning set forth in Section 4(d)(v).

          "CHANGE OF CONTROL TRANSACTION" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting power of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

          "COMMON STOCK" means the Class A Common Stock, par value $0.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

          "CONVERSION DATE" shall have the meaning set forth in Section 4(a).

          "CONVERSION PRICE" shall have the meaning set forth in Section 4(b).

          "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "DEBENTURE REGISTER" shall have the meaning set forth in Section 2(c).

          "DILUTIVE ISSUANCE" shall have the meaning set forth in Section 5(b).

          "DILUTIVE ISSUANCE NOTICE" shall have the meaning set forth in Section 5(b).

          "EFFECTIVENESS PERIOD" shall have the meaning given to such term in the Registration Rights Agreement.

          "EQUITY CONDITIONS" shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions occurring by virtue of one or more Notice of Conversions, if any, (ii) all liquidated damages and other amounts owing in respect of the Debentures shall have been paid; (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or the Holder is able to sell all of the shares issuable pursuant to the outstanding Securities held by it pursuant to Rule 144(k) under the Securities Act, (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default,
     (vii) the issuance of all of the shares issued or issuable pursuant to the Transaction Documents would not violate the limitations set forth in Sections 4(c)(i) and 4(c)(ii) and (viii) other than with respect to a transaction which is the subject or trigger of the exercise of an Acquisition Redemption, no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

          "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "FUNDAMENTAL TRANSACTION" shall have the meaning set forth in Section 5(d).

          "FORCED CONVERSION NOTICE" shall have the meaning set forth in Section 6(e).

          "FORCED  CONVERSION  NOTICE  DATE" shall have the meaning set forth in
     Section 6(e).

          "INTEREST CONVERSION RATE" means 93% of the average of the five Closing Prices immediately prior to the applicable Interest Payment Date.

          "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 2(a).

          "LATE FEES" shall have the meaning set forth in Section 2(d).

          "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of (i) the greater of: (A) 130% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon (provided that if the applicable Event of Default is solely the result of a Change of Control Transaction, such amount shall equal 100% of the principal amount subject to acceleration, plus all accrued and unpaid interest thereon and all interest that otherwise would have accrued and been paid had this Debenture been outstanding until the Maturity Date), or (B) other than with respect to an Event of Default that is solely the result of a Change of Control Transaction, the principal amount of Debentures to be prepaid, plus all other accrued and unpaid interest hereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and
     (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "MONTHLY REDEMPTION" shall mean the redemption of the Debenture pursuant to Section 6(b) hereof.

          "MONTHLY REDEMPTION AMOUNT" shall mean, as to a Monthly Redemption, an amount equal to one third of the principal amount of this Debenture outstanding on the 1st Business Day of the 36th complete month following the Original Issue Date divided by 12, or such lesser amount as may then be outstanding.

          "MONTHLY REDEMPTION DATE" means the 1st Business Day of each month, commencing on the 37th complete month following the Original Issue Date and ending 12 months thereafter.

          "NEW YORK COURTS" shall have the meaning set forth in Section 9(d).

          "NOTICE OF  CONVERSION"  shall have the  meaning  set forth in Section
     4(a).

          "OPTIONAL  REDEMPTION"  shall  have the  meaning  set forth in Section
     6(a).

          "OPTIONAL REDEMPTION AMOUNT" shall mean the sum of (i) 110% of the principal amount of the Debenture to be redeemed pursuant to an Optional Redemption, (ii) accrued but unpaid interest on such amount and (iii) all liquidated damages and other amounts due in respect of the Debenture on such amount.

          "OPTIONAL  REDEMPTION  NOTICE"  shall  have the  meaning  set forth in
     Section 6(a).

          "OPTIONAL  REDEMPTION NOTICE DATE" shall have the meaning set forth in
     Section 6(a).

          "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "PERMITTED DEBT" means trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets; PROVIDED, HOWEVER, that in each case such obligations are not secured by liens on any assets of the Company or its Subsidiaries existing as of the date of the Purchase Agreement and may only be secured by the assets so acquired or leased thereafter.

          "PERMITTED LIEN" mean (a) Liens with respect to the payment of taxes or governmental charges in all cases which are not yet due or which are subject to a good faith contest; (b) any Liens incurred in connection with Permitted Debt provided that such liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased; and (c) statutory Liens of landlords or equipment lessors against any property of the Company or its Subsidiaries existing as of the date of the Purchase Agreement in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen.

          "PERSON"  means  a  corporation,   an   association,   a  partnership,
     organization,   a  business,  an  individual,  a  government  or  political subdivision thereof or a governmental agency.

          "PRIME RATE" means the rate of interest publicly announced by The Bank of New York, New York, as its prime rate, on the Business Day immediately preceding the date that the Late Fee shall begin to accrue.

          "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of February 9, 2005 to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "REDEMPTION WARRANTS" means warrants to purchase a number of shares of Common Stock equal to 35% of the shares of Common Stock issuable upon the conversion of all of the principal amount of the Debenture then subject to an Optional Redemption, exercisable beginning immediately following the date of issuance thereof, with an exercise price equal to the average of the five consecutive Closing Prices immediately preceding the Optional Redemption Date and a term of exercise equal to five years from such initial exercise date, otherwise in the form of the Warrants.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a "selling stockholder" thereunder.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SHAREHOLDER APPROVAL" shall have the meaning given to such term in the Purchase Agreement.

          "SUBSIDIARY" shall have the meaning given to such term in the Purchase Agreement.

          "THRESHOLD  PERIOD"  shall  have the  meaning  given  to such  term in
     Section 6(e).

          "TRADING DAY" means a day on which the Common Stock is traded on a Trading Market.

          "TRADING MARKET" means the primary one of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

          "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of the Debentures and reasonably acceptable to the Company.

     SECTION 2. INTEREST.

             a) PAYMENT OF INTEREST IN CASH OR KIND. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 7% per annum, payable monthly on the first Business Day of each month, beginning on the first such date after the Original Issue Date, as well as on each Conversion Date (as to that principal amount then being converted), each Forced Conversion Date (as to that principal amount then being forced to convert), each Optional Redemption Date (as to that principal amount being redeemed) and each Acquisition Redemption Date, if any or all of such shall occur, and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day and in each such case, through and including such Trading Day) (each such date, an "INTEREST PAYMENT DATE"), in (x) cash or (y) shares of Common Stock (all, not in part as to any Interest Payment Date) in an amount equal to the total amount of interest then payable, divided by the Interest Conversion Rate; PROVIDED, HOWEVER, payment in shares of Common Stock may only occur if (i) during the 20 Trading Days immediately prior to the applicable Interest Payment Date all of the Equity Conditions have been met,
(ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) during the 10 Trading Days immediately prior to the applicable Interest Payment Date the value of shares of Common Stock traded on the Trading Market for each such day exceeds $15,000, which value shall be calculated by multiplying the trading volume (as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time)) on such day by the VWAP on such day.

             b) COMPANY'S ELECTION TO PAY INTEREST IN KIND. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the sole discretion of the Company. Not less than 6 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 6 Trading Days prior to an Interest Payment Date, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash.

             c) INTEREST CALCULATIONS. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to
Section 4(d)(ii) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted upon the applicable Interest Payment Date, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(d)(ii). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "DEBENTURE REGISTER"). Except as otherwise provided herein, if at any time the Company pays interest in cash or in shares of Common Stock, then such payment shall be distributed similarly among all Holders.

             d) LATE FEE. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate per annum equal to the Prime Rate plus ten percent (10%) (or such lower maximum amount of interest permitted to be charged under applicable law) ("LATE FEES") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Common Stock and is not able to pay accrued interest in the form of Common Stock because it does not then satisfy the conditions for payment in the form of Common Stock set forth above, then, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled cash interest payment, shall deliver, within five Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date and the average Closing Price during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made.

             e) PREPAYMENT. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

     SECTION 3. REGISTRATION OF TRANSFERS AND EXCHANGES.


             a) DIFFERENT DENOMINATIONS. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

             b) INVESTMENT REPRESENTATIONS. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

             c) RELIANCE ON DEBENTURE REGISTER. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     SECTION 4. CONVERSION.

             a) VOLUNTARY CONVERSION. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

             b) CONVERSION PRICE. The conversion price in effect on any Conversion Date shall be equal to $4.07 (subject to adjustment herein)(the "CONVERSION PRICE").

             c) CONVERSION LIMITATIONS.

             i. TRADING MARKET LIMITATIONS. Notwithstanding anything herein or in any other Transaction Document to the contrary, if the Company has not obtained Shareholder Approval, if required by the applicable rules and regulations of the Trading Market (or any successor entity), then the Company may not and shall not issue upon conversion of this Debenture in excess of 1,871,083 shares of Common Stock, less the number of shares issued prior to such Conversion Date pursuant to any Debentures (such number of shares, the "ISSUABLE MAXIMUM"). The Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debenture(s) issued and sold to such Holder on the Original Issue Date by
(y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold the Debenture(s), then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date:
(1) the applicable Conversion Price then in effect is such that the shares issuable under this Debenture on any Conversion Date together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all other then outstanding Debentures would exceed the Issuable Maximum, and (2) the Company has not obtained Shareholder Approval, then the Company shall issue to the Holder, upon its request to convert this Note (or any part hereof), such number of shares of Common Stock equal to its pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by it for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of its pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL"), the Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Debenture shall otherwise remain in full force and effect. The Company shall not have any liability to the Holder, any other holder of Debentures or any other Person, for refusing or otherwise failing to issue any shares of Common Stock if prohibited by this Section 4(c)(i).

             ii. HOLDER'S RESTRICTION ON CONVERSION. The Company shall not effect any conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(c) may be waived by the Holder upon, at the election of the Holder, upon not less than 61 days' prior notice to the Company, and the provisions of this Section 4(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

             d) MECHANICS OF CONVERSION

             i. CONVERSION SHARES ISSUABLE UPON CONVERSION OF PRINCIPAL AMOUNT. Subject to the provisions of Section 4(c), the number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

             ii. DELIVERY OF CERTIFICATE UPON CONVERSION. Not later than three Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

             iii. FAILURE TO DELIVER CERTIFICATES. If in the case of any Notice of Conversion such certificate or certificates representing Conversion Shares are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

             iv. OBLIGATION ABSOLUTE; PARTIAL LIQUIDATED DAMAGES. If the Company
fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day after 10 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; PROVIDED, HOWEVER, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

             v. COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER CERTIFICATES UPON CONVERSION. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder is required by its brokerage firm to purchase in a bona fide arm's length transaction for fair market value (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder given within 3 Trading Days of the Buy-In, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

             vi.  RESERVATION  OF SHARES  ISSUABLE UPON  CONVERSION.  Subject to
limitations set forth in Section 4(c), the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

             vii. FRACTIONAL SHARES. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

             viii. TRANSFER TAXES. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 5. CERTAIN ADJUSTMENTS.

             a) STOCK DIVIDENDS AND STOCK SPLITS. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock, the Company's Class B Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest hereon), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Simultaneously with any adjustment to the Conversion Price pursuant to this Section 5(a), the number of Conversion Shares which may be issued upon conversion of this Debenture or as payment interest hereon shall be increased or decreased proportionately, so that after such adjustment, the aggregate amount of the adjusted Conversion Price multiplied by the aggregate adjusted amount of Conversion Shares shall equal the aggregate amount of the unadjusted Conversion Price multiplied by the aggregate unadjusted amount of Conversion Shares. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

             b) SUBSEQUENT EQUITY SALES. If the Company or any Subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock, or Common Stock Equivalents, entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "BASE CONVERSION PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock, and Common Stock issuable in connection with Common Stock Equivalents, which the aggregate consideration received or receivable by the Company in connection with such Dilutive Issuance would purchase at the then effective Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock, or Common Stock Equivalents so issued or issuable in connection with the Dilutive Issuance. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "DILUTIVE ISSUANCE NOTICE"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

             c) PRO RATA  DISTRIBUTIONS.  If the Company, at any time while this
Debenture is outstanding, shall distribute to all holders (and not to Holders on a pro-rata basis) of Common Stock, including the holders of Class B Common Stock evidences of its indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then the per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock or Common Stock equivalent share of Class B Common Stock (determined by dividing the amount distributed by the then issued and outstanding shares of Common Stock), as the case may be, as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock (or for an equivalent measure of Class B Common Stock). Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             d) FUNDAMENTAL TRANSACTION. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities (other than capital stock of the Company), cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in connection with such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(d) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

             e) CALCULATIONS. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding such given date.

             f) EXEMPT ISSUANCE. Notwithstanding anything in this Section 5 to the contrary, no adjustment will be made under this Section 5 in respect of an Exempt Issuance.

             g) NOTICE TO HOLDERS.

             i. ADJUSTMENT TO CONVERSION PRICE. Whenever the Conversion Price is adjusted pursuant to this Section 5, the Company shall promptly provide notice to each Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             ii. NOTICE TO ALLOW CONVERSION BY HOLDER. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the record date established for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the record date established for such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 5(g) is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unconverted Debentures.

     SECTION 6. REDEMPTION AND FORCED CONVERSION.

             a) OPTIONAL REDEMPTION AT ELECTION OF COMPANY. Subject to the provisions of this Section 6, at any time after the 24-month anniversary of the Original Issue Date, the Company may deliver a notice to the Holder (an

"OPTIONAL REDEMPTION NOTICE" and the date such notice is deemed delivered hereunder, the "OPTIONAL REDEMPTION NOTICE DATE") of its irrevocable election to redeem some or all of the then outstanding Debentures, for an amount, in cash, equal to the Optional Redemption Amount plus, the issuance of Redemption Warrants issuable as a result of the Optional Redemption of such principal amount, on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "OPTIONAL REDEMPTION DATE" and such redemption, the "OPTIONAL REDEMPTION"). The Optional Redemption Amount and Redemption Warrants are due in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, AB INITIO. The Company covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company's election to exercise an Optional Redemption shall be applied ratably to all of the holders of Debentures based on their initial purchases of Debenture pursuant to the Purchase Agreement.

             b) MONTHLY REDEMPTION. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Debenture. The Monthly Redemption Amount due on each Monthly Redemption Date shall be paid in cash only. The Holder may convert, pursuant to
Section 4(a), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of Debenture converted during any 20 day period until the date the Monthly Redemption Amount is paid shall be first applied to the principal amount subject to the Monthly Redemption and such Holder's cash payment of the Monthly Redemption Amount on such Monthly Redemption Date shall be reduced accordingly, and any remaining principal amount so converted shall be applied against the last principal scheduled to be repaid, in reverse time order. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full.

             c)  ACQUISITION  REDEMPTION.  Subject  to the  provisions  of  this
Section 6, upon one occasion after the 6-month anniversary of the Original Issue Date and prior to the 24-month anniversary of the Original Issue Date, in connection with the acquisition of a business or assets by the Company or by a subsidiary of the Company, which financing requires the Company or its Subsidiaries to incur additional senior indebtedness or liens as part of such financing, the Company may deliver a notice to the Holder (an "ACQUISITION REDEMPTION NOTICE" and the date such notice is deemed delivered hereunder, the "ACQUISITION REDEMPTION NOTICE DATE") of its irrevocable election to redeem all of the then outstanding Debentures, for an amount, in cash, equal to the
Acquisition Redemption Amount plus, the issuance of Acquisition Redemption Warrants issuable as a result of the Acquisition Redemption of such principal amount, on the 20th Trading Day following the Acquisition Redemption Notice Date (such date, the "ACQUISITION REDEMPTION DATE" and such redemption, the "ACQUISITION REDEMPTION"). The Acquisition Redemption Amount and Redemption Warrants are due in full on the Acquisition Redemption Date. The Company may only effect an Acquisition Redemption if during the period commencing on the Acquisition Redemption Notice Date through to the Acquisition Redemption Date, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Acquisition Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Acquisition Redemption Notice shall be null and void, AB INITIO. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Acquisition Redemption Notice through the date all amounts owing thereon are due and paid in full. Notwithstanding anything herein to the contrary, at any time prior to the Acquisition Redemption Date, the Holder may elect in writing to the Company, in its sole discretion, to nullify and void, all or part of, the Acquisition Redemption, AB INITIO, provided that if such election is made by the Holder, from such date thereafter Sections 7(a) and 7(b) of this Debenture shall thereafter and forever be deemed waived by the Holder and of no further force or effect. If the Company elects to exercise its right to an Acquisition Redemption hereunder, such election shall be made to all Holders of outstanding Debentures.

             d) REDEMPTION PROCEDURE. The payment of cash pursuant to the Monthly Redemption, an Optional Redemption or Acquisition Redemption shall be made on the Monthly Redemption Date, the Optional Redemption Date or Acquisition Redemption Date, as applicable. If any portion of the cash payment for a Monthly Redemption, an Optional Redemption or Acquisition Redemption Date, as applicable, shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate per annum equal to the Late Fee rate (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount, the Optional Redemption Amount or

Acquisition Redemption Amount, as applicable, plus all amounts owing thereon is paid in full. Alternatively, if any portion of the Monthly Redemption Amount, the Optional Redemption Amount or the Acquisition Redemption Amount, as applicable, remains unpaid after such date, the Holder subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate AB INITIO such redemption. Notwithstanding anything herein contained to the contrary, and, with respect to the Company's failure to honor the Optional Redemption or Acquisition Redemption, as applicable, the Company shall have no further right to exercise such Optional Redemption or Acquisition Redemption. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by fax delivery of a Notice of Conversion to the Company.

             e) FORCED CONVERSION. Notwithstanding anything herein to the contrary, if after the 24 month anniversary of the Original Issue Date (A) each of the Closing Prices for any 20 consecutive Trading Days (such period commencing only after such anniversary, such period the "THRESHOLD PERIOD")) exceeds 200% of $3.95 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date) and (B) the trading volume of the Common Stock (as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time)) for each
Trading Day during the Threshold Period is greater than or equal to 100,000 shares (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date), the Company may, within 1 Trading Day of the end of any such period, deliver a notice to the Holder (a "FORCED CONVERSION NOTICE" and the date such notice is received by the Holder, the "FORCED CONVERSION NOTICE DATE") to cause the Holder to immediately convert all or part of the then outstanding principal amount of Debentures pursuant to
Section 4(a). The Company may only effect a Forced Conversion Notice if all of the Equity Conditions are met through the applicable Threshold Period until the date of the applicable Forced Conversion. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement.

     SECTION 7. NEGATIVE COVENANTS. So long as any portion of this Debenture is outstanding, the Company will not, directly or indirectly:

             a) except for (A) Permitted Debt and (B) a one-time unsecured parent guarantee of $1,700,000 of unsecured indebtedness for borrowed money on the property and assets of ADM Cinema Corporation ("ADM") to be incurred in connection with the acquisition of certain of the assets of Prichard Square Cinema, LLC d/b/a Pavilion Theatre, a New York limited liability company, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, including but not limited to, a guarantee, on or with respect to any of its (as of the Original Issue Date) property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company's obligations under the Debentures;

             b) except for permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its or its existing Subsidiaries' (as of Original Issue Date) property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, in any respect, the Company's obligations under the Debentures;

             c) amend its certificate of incorporation, bylaws or other charter documents so as to materially adversely affect any rights of the Holder;

             d) other than with respect to and under (i) the Company's stock repurchase program, as further described in that certain Current Report on Form 8-K, filed with the Commission on August 12, 2004 (provided any such issuances shall not exceed $500,000 in any 12 month period) and (ii) the Company's existing obligation, during the period beginning from March 30, 2005 until 90 days thereafter, to purchase 53,534 shares of the Company's Common Stock from The Boeing Company for an aggregate purchase price of $250,000, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or

             e) enter into any agreement with respect to any of the foregoing.

     SECTION 8. EVENTS OF DEFAULT.

             a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

             i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 5 Trading Days after notice of such default sent by Holder;

             ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (xii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become or should have become aware of such failure;

             iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents other than the Debentures, or
(B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound, which default or event of default in Clause
(B) only would have a Material Adverse Effect on the business of the Company and its Subsidiaries, taken as a whole;

             iv. any representation or warranty made herein, or in any other Transaction Document, the breach or falsity of which would have a Material Adverse Effect;

             v. (i) the Company or any of its Subsidiaries shall commence, or there shall be commenced against the Company or any such Subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced against the Company or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or
(v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

             vi. the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

             vii. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

             viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 40% of its assets in one or more related transactions (whether or not such sale would constitute a Change of Control Transaction) other than inventory in the ordinary course of business, or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture);

             ix. a Registration Statement shall not have been declared effective by the Commission on or prior to the 240th calendar day after the Closing Date;

             x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the
Registration Statement, in either case, for more than 60 consecutive or non-consecutive Trading Days during any 12 month period; PROVIDED, HOWEVER, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement, would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period relating to such an event;

             xi. the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to and in accordance with Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

             xii. any Person shall breach the agreements delivered to the initial Holders pursuant to Section 2.2(a)(iv) of the Purchase Agreement and the Company does not obtain Shareholder Approval.

             b) REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash, provided such Event of Default has not been cured at the time of Holder's election. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the Late Fee rate, or such lower maximum amount of interest permitted to be charged under applicable law. All Debentures for which the full Mandatory Prepayment Amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     SECTION 9. MISCELLANEOUS.

             a) NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (973) 290-0081, ATTN: GENERAL COUNSEL, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company which shall, on the Original Issue Date, be such information as is provided on the original Holder signature pages to the Purchase Agreement, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second

Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. Notwithstanding anything herein to the contrary, in the event notice is sent by facsimile transmission, the sending party shall also send such notification by e-mail if the receiving party has included an e-mail address below or on their respective signature page.

             b) ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein.

             c) LOST OR MUTILATED DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

             d) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such

New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

             e) WAIVER. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

             f) SEVERABILITY. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

             g) NEXT BUSINESS DAY. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

             h) HEADINGS. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                            *********************

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                    ACCESS INTEGRATED TECHNOLOGIES, INC.

                                    By:_______________________________________
                                       Name:
                                       Title:

                                   ANNEX A

                             NOTICE OF CONVERSION

      The undersigned hereby elects to convert principal under the 7% Convertible Debenture due February ___, 2009 of Access Integrated Technologies, Inc., a Delaware corporation (the "COMPANY"), into shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

      By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of the Debenture.

      The   undersigned   agrees  to  comply  with  the  prospectus   delivery
requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

                            Date to Effect Conversion:

                            Principal Amount of Debentures to be Converted:

                            Payment of Interest in Common Stock __ yes __ no
                                  If yes, $_____ of Interest Accrued on
                                  Account of Conversion at Issue.

                            Number of shares of Common Stock to be issued:

                            Signature:

                            Name:

                            Address:

                                  SCHEDULE 1

                             CONVERSION SCHEDULE

      The 7% Convertible Debentures due February ___, 2009, in the aggregate principal amount of $____________ issued by Access Integrated Technologies, Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                    Dated:

                                           Aggregate
                                           Principal
                                             Amount
 Date of Conversion                        Remaining
    (or for first                        Subsequent to
   entry, Original                         Conversion
     Issue Date)          Amount of       (or original      Company Attest
                         Conversion        Principal
                                            Amount)